Exhibit 10.22

1010, rue De La Gauchetiere Quest, bureau 400 Montreal (Quebec} H3B 2N2 Canada

T 514-875-2160 pfresolu.com

Le 13 mars 2023

Hugues Simon

24 chemin de la Descente

Austin, Quebec

J0B 1B0

Cher Hugues,

Suite à la fusion avec Groupe Papier Excellence (le " Groupe "), par l'intermédiaire de sa filiale en propriété exclusive, Domtar Corporation, vous trouverez, ci-joint, les modalités et conditions au maintien de votre emploi au sein de Produits forestiers Résolu Inc.

•
Avis concernant les modalites et conditions d'emploi - pour information
•
Politique en matière d'indemnitès de départ - Président et chef de la direction et subordonnés directs - pour information
•
Lettre relative à la politique en matière d'indemnités de départ - Président et chef de la direction et subordonnés directs - pour information
•
Entente de la prime de maintien en fonction - pour signature

Si vous avez des questions, veuillez communiquer avec Daniel Ouellet, Premier Vice-Président, Ressources humaines au 514 914-8941, veuillez retourner une copie signée de l'Entente de la prime de maintien en fonction.

Meilleures salutations,

Remi G. Lalonde

Président et chef de la direction

Exhibit 10.22

1010, rue De La Gauchetière Ouest, bureau 400 Montréal (Québec) H3B 2N2 Canada

T 514-875-2160 pfresolu.com

Le 4 mars 2023

Hugues Simon

24 chemin de la Descente Austin, Quebec

J0B 1B0

Objet : Avis concernant les conséquences de l’opération conclue avec Domtar Corporation sur les modalités et conditions d'emploi entre Hugues Simon et Produits Forestiers Résolu, Inc.

Cher Hugues,

Comme vous le savez, Produits Forestiers Résolu, Inc. (la « Société ») a conclu une convention et un plan de fusion avec Groupe Papier Excellence (le « Groupe »), par l’intermédiaire de sa filiale en propriété exclusive, Domtar Corporation, en date du 6 juillet 2022 (la « Convention de fusion »). La présente lettre résume certaines des modalités relatives au maintien de votre emploi au sein de la Société au moment de la clôture des opérations envisagées par la Convention de fusion et de l’entrée en vigueur de la fusion conformément aux modalités de la Convention de fusion (la « date d’entrée en vigueur de la fusion »).

Date d’entrée en vigueur de la fusion

La date à laquelle la clôture a lieu et la fusion prend effet.

Salaire annuel de base – aucun changement

À compter de la date d’entrée en vigueur de la fusion, votre salaire annuel de base demeurera de 599 304,96$, payable en versements bimensuels, moins les retenues applicables. Les versements seront déposés directement dans votre compte bancaire.

Les augmentations au mérite sont à la seule discrétion de la Société. À compter de juin 2023, vous serez admissible à une révision salariale.

Classe d’emploi – aucun changement

Le poste de Président, Produits du bois continuera de se situer dans la classe 44 de notre structure salariale à compter de la date d’entrée en vigueur de la fusion.

Régime incitatif à court terme – aucun changement

À compter de la date d’entrée en vigueur de la fusion, vous continuerez d’être admissible aux régimes de rémunération incitative à court terme adoptés de temps à autre par la Société. Pour l’année 2023, la prime cible pour votre classe d’emploi sera maintenue à 100 % de votre salaire annuel de base. Veuillez noter que, selon les modalités actuelles du régime de rémunération incitative à court terme, 100% des primes payables aux membres de l’équipe de direction ne peuvent excéder 5% des flux de trésorerie disponibles générés par Produits forestiers Résolu pour une année donnée.

CAN_DMS: \150356150\2

Exhibit 10.22

Régime incitatif à long terme – aucun changement

À compter de la date d’entrée en vigueur de la fusion, vos droits en cours d’acquisition fondés sur des actions dans le cadre du plan d’intéressement à long terme de la Société seront convertis en droit de recevoir la contrepartie énoncée dans la Convention de fusion conformément aux conditions prévues par celle-ci. Notez que l’acquisition de vos primes de 2023 ne sera pas devancée à la clôture et demeurera assujettie au calendrier d’acquisition initial prévu dans les conventions d’attribution, sous réserve des autres conditions prévues dans ces conventions.

Régime de retraite – aucun changement

À compter de la date d’entrée en vigueur de la fusion, vous continuerez de participer au régime de retraite à cotisations déterminées qui s’applique aux employés permanents de la Société ainsi qu’au programme CD de mise à niveau à l’intention du personnel-clé, aux conditions en vigueur de temps à autre.

Avantages sociaux – aucun changement

À compter de la date d’entrée en vigueur, vous continuerez de bénéficier des programmes actuels, incluant le programme d’assurance collective, le montant forfaitaire annuel de 12 000$, l’examen médical annuel, ainsi que le service MedisysOne de TELUS Santé, les vacances et les congés.

Politique d’indemnisation – aucun changement

À compter de la date d’entrée en vigueur de la fusion, vous continuerez de bénéficier de la politique d’indemnisation et des modalités de toute entente d’indemnisation distincte existante avec la Société.

Indemnités de départ (Annexe A) – aucun changement

À compter de la date d’entrée en vigueur de la fusion, vous continuerez de bénéficier de tous les droits et d’être assujetti à toutes les obligations de la lettre d’entente de 2022 entre vous et la Société et modifiant certaines conditions de vos droits en vertu de la Politique de la Société en matière d'indemnités de départ – Président et chef de la direction et subordonnés directs.

Prime de maintien en fonction (Annexe B)

Pour souligner votre apport au succès de la Société et vous inciter à demeurer au sein de celle-ci (ou de la société qui la remplace) après la date d’entrée en vigueur de la fusion, vous serez admissible à recevoir une prime de maintien en fonction, conformément à la documentation distincte qui vous sera fournie, qui sera généralement soumise aux modalités énoncées à l’annexe B.

Confidentialité

Votre rémunération est personnelle. Produits forestiers Résolu a comme politique de préserver la confidentialité de l’information en cette matière. Nous vous demandons donc de ne pas discuter des détails de votre rémunération avec d’autres.

Nous sommes heureux de vous offrir l’occasion de continuer à participer au succès de la Société.

Veuillez noter que les conditions de votre emploi et les modalités de tout régime, programme ou arrangement de la Société peuvent être modifiées à tout moment, y compris après la date d’entrée en vigueur de la fusion, conformément à leurs modalités, sauf dans les cas prévus dans toute entente individuelle distincte conclue avec vous (y compris, sans s’y limiter, la lettre d’entente de 2022 modifiant certaines conditions de vos droits en vertu de la Politique de la Société en matière d'indemnités de départ – Président et chef de la direction et subordonnés directs).

CAN_DMS: \150356150\2

Exhibit 10.22

Si vous avez des questions, veuillez communiquer avec Daniel Ouellet, Premier Vice-Président, Ressources humaines au 514 914-8941.

Meilleures salutations,

Rémi G. Lalonde

Président et chef de la direction

p.j.

Annexe A : Politique en matière d'indemnités de départ – Président et chef de la direction et subordonnés directs Lettre relative à la politique en matière d’indemnités de départ – Président et chef de la direction et subordonnés directs Annexe B : Résumé des modalités importantes de la prime de maintien en fonction

CAN_DMS: \150356150\2

Exhibit 10.22

Annexe A

resolu

Produlta- ...

CONFIDENTIEL

Hugues Simon

Président, Produits du bois

Cher Hugues,

Comme vous le savez, Produits Forestiers Resolu, Inc. (la« Societe ») a conclu une convention et un plan de fusion avec Domtar Corporation, et certaines autres parties à la convention, en date du 5 juillet 2022 (la« Convention de fusion»).

Cette lettre d'entente définit certaines modifications des conditions de vos droits en vertu de la Politique de la Societe en matiere d'indemnités de départ - President et chef de la direction et subordonnés directs (la« Politigue d'indemnite de depart du PDG/RD ») qui ne prendront effet que si les transactions envisagées par la Convention de fusion sont realisées et prennent effet après la clôture conformément aux conditions de la Convention de fusion (l'« Entrée en vigueur de la fusion»).

Par consequent, sous réserve de la réalisation des transactions envisagées par la Convention de fusion, l'indemnité de départ et les avantages auxquels vous auriez autrement droit en vertu de la Politique d'indemnité de départ du PDG/RD (et de certains termes de la Politique d'indemnité de départ du PDG/RD) seront modifiés pour inclure et refléter les améliorations et clarifications suivantes :

1. La période de couverture en vertu de la section IV de la Politique d'indemnité de départ du PDG/RD pour une cessation d'emploi admissible sera portée de 12 à 24 mois apres l'Entrée en vigueur de la fusion, et inclura également la période de trois mois précédant immédiatement l'Entrée en vigueur de la fusion.

2.
Le montant minimum de l'indemnité de départ en vertu de la section VI(a)( I) de la Politique d'indemnité de départ du PDG/RD sera porte à 104 semaines de rémuneration admissible.
3.
Nonobstant les conditions du régime d'incitatif annuel de la Societe ("RICT") auquel vous participez immédiatement avant votre cessation d'emploi, vous aurez le droit de recevoir un paiement proportionnel en vertu de ce régime pour l'année de cette cessation d'emploi, sans egard à toute période minimale de service autrement requise au cours de l'année de cessation d'emploi.
4.
Aux fins de la détermination de la "Rémunération admissible" conformément à article Vl(b) de la Politique d'indemnité de départ du PDG/RD, ii est convenu par les présentes que si vous avez reçu moins de deux primes incitatives annuelles du RICT de la part de la Société immédiatement avant votre cessation d'emploi depuis que vous êtes devenu un dirigeant admissible en vertu de la Politique d'indemnité de départ du PDG/RD, le terme "Rémuneration admissible" sera interprété comme designant le salaire de base annuel en vigueur à la date de cessation d'emploi et le plus élevé des montants suivants : (x) la dernière prime incitative qui vous a été versée, le cas écheant, en vertu du régime ou du programme incitatif applicable ou (y) votre prime incitative cible pour l'année au cours de laquelle cette cessation d'emploi survient, selon le cas. Si une prime d'encouragement versée pour moins d'une année complète est incluse, le montant de cette prime sera annualisé. Dans tous

Exhibit 10.22

les cas, le montant de la prime utilise pour déterminer la Rémunération admissible continuera d'être assujetti à un maximum de 125 % de la prime cible du cadre admissible (exprimée en dollars) pour l'année au cours de laquelle la cessation d'emploi survient.
5.
Pour les cadres americains, la Société paiera ou vous remboursera (dans le delai requis par la section 409A du Code) les primes pour 18 mois de couverture continue sous COBRA.
6.
L'entente de renonciation et de quittance, ainsi que l'entente de non-concurrence, requis comme condition pour recevoir l'indemnité de départ et des avantages en vertu de la Politique d'indemnité de départ du PDG/RD, sont ceux qui sont joints aux présentes en tant qu'Annexe A.
7.
Le droit de la Société de demander le recouvrement de toute indemnité de départ qui vous a été versée antérieurement, et/ou de demander un redressement équitable, dans chaque cas en vertu de la section lX de la Politique d'indemnité de départ du PDG/RD, ne s'appliquera qu'en cas de violation matérielle par vous des dispositions de ladite section IX ; et
8.
Aux fins de la Politique d'indemnité de départ du PDG/RD, le terme "bonne raison" (good reason) comprend également une réduction importante de votre possibilite de prime cible.

Les conditions supplémentaires suivantes s'appliquent à cette lettre d'entente :

a.
Toules les ambiguïtés et questions d'interprétation concernant les termes de cette lettre d'entente seront résolues par la Société, et en cas de litige entre vous et la Société, celui-ci sera définitivement réglé après un examen de nova par un tribunal compétent.
b.
Cette lettre d'entente n'est pas destinée à être, et ne doit pas être interprétée comme, un contrat de travail pour une période spécifique.

c. Les arrangements decrits dans les présentes ne sont accordés qu'à un nombre restreint de personnes et, en acceptant cette lettre d'entente, vous acceptez de garder strictement confidentiels votre participation et les termes de votre lettre d'entente, dans la mesure ou votre entente n'est pas déposée publiquement. Ce qui précède n'empêche pas la Société de divulguer cette lettre d'entente ou ses conditions conformement à toute loi applicable.

d.
Si les transactions envisagées par la Convention de fusion sont abandonnées avant l'Entrée en vigueur de la fusion ou si la Convention de fusion est résiliée conformement à ses termes, toutes les dispositions de cette lettre d'accord seront nulles et non avenues.
e.
Cette lettre d'entente constitue l'intégralité de l'entente entre la Société et vous concernant l'objet des présentes et ne peut être modifiée que par un accord écrit signé par Ia Société et vous. Pour plus de clarté, les termes et conditions de vos droits en vertu de la Politique d'indemnité de départ du PDG/RD non modifiée par la présente lettre d'entente continueront à s'appliquer.
f.
La présente lettre d'entente peut être executée en un ou plusieurs exemplaires, dont l'ensemble est réputé constituer un seul et même original.

g.
La presente lettre d'entente est regie et interprelec conformement aux lois de la province de Quebec et aux lois du Canada qui s'y appliquent, sans egard aux connits de lois qui entraineraient ['application des lois de toute autre juridiction.

Nous nous réjouissons de votre acceptation de cette lettre d'entente, que vous pouvez indiquer en signant, datant et renvoyant rapidement une copie de cette lettre d'entente à Daniel Ouellet.

Exhibit 10.22

3

Annexe A

(Entente de rénonciation et quittance)

(Entente de non-concurrence)

Exhibit 10.22

resolu

Prodults forestiers

1010, rue De La Gaucheliere Quest, bureau 400 Montreal (Quebec) H38 2N2 Canada

T 514-875-2160 pfresolu.com

Le 13 mars 2023

Objet: Lettre d'entente relative à la prime de maintien en fonction («Entente»)

Hugues Simon

President, Produits du bois

24 chemin de la Descente

Austin

Quebec, Canada

JOB IBO

Cher Hugues,

Comme vous le savez, Produits forestiers Résolu Inc. ("Société") a conclu une convention et plan de fusion avec Paper Excellence Group ('"Groupe") par l'intermédiaire de sa filiale en propriété exclusive Domtar Corporation ("Domtar") datée du 6 juillet 2022 ("convention de fusion").

En guise de récompense pour votre contribution au succès de la Société et pour vous inciter à demeurer au sein de la Société (ou de son successeur) étant donné que la fusion est complétée, la présente lettre d'entente (la presente "Entente") énonce les modalités d'une prime de maintien en fonction à laquelle vous pouvez devenir admissible, sous réserve des modalités de la presentc Entente décrites ci-après.

Alors que nous nous efforçons d'assurer la continuité et le succès a long terme des activités commerciales de la Société suite la fusion, votre leadership et votre approche collaborative pendant cette période de transition sont essentiels. Nous croyons que votre engagement personnel et votre forte motivation à réussir nous aideron à continuer de produire des résultats qui maximisent la valeur à long terme de l'entreprise.

Nous reconnaissons que vous jouez un rôle important dans la réussite de notre entreprise et pour consolider le fait que vous avez la possibilité d'avoir une grande incidence sur notre croissance future, nous sommes heureux de vous offrir la possibilité d'obtenir les primes de maintien en fonction décrites dans la présente Entente.

Primes de maintien en fonction

Aux termes de la présente Entente, vous êtes admissible à une prime de maintien en fonction correspondant à 50 % de votre salaire de base pour chacune des deux prochaines années. Plus précisement, vous serez admissible à un paiement forfaitaire au comptant au premier anniversaire de l'heure de prise d'effet de la fusion d'un montant correspondant à 50 % de votre salaire de base annuel en vigueur au premier anniversaire de l'heure de prise d'effet de la fusion (cette somme étant appelée la "prime de maintien en fonction pour la premiere année"), pourvu que vous soyez à l'emploi de la Société à cette date. Yous serez admissible à un paiement forfaitaire au complant au deuxième anniversairc de l'heure de prise d'effet de la fusion d'un montant correspondant à 50 % de votre salaire de base annuel en vigueur au deuxième anniversaire de l'heure de prise d'effet de la fusion (cette somme étant appelée la "prime de maintien en fonction pour la deuxieme année"), pourvu que vous soyez à l'emploi de la Société à cette date. Chaque prime de maintien en fonction sera entièrement acquise à la fin de l'année anniversaire applicable (c.-a-d. qu'elle ne sera plus assujettie à la déchéance) et vous sera versée sous forme de montant forfaitaire dans les 45 jours suivant la fin de chaque anniversaire. Vous n'aurez pas droit aux primes de maintien en fonction comme elles sont définies ci-dessus si vous êtes congédié pour un motif valable ou si vous démissionnez avant l'anniversaire applicable.

Exhibit 10.22

Cessation d'emploi sans, motif valable

Si la Societe met fin à votre emploi sans motif valable avant le deuxieme anniversaire de l'heure de prise d'effet de la fusion, vous serez admissible à chacune des primes de maintien en fonction indiquées ci-dessus, moins toute prime de maintien en fonction qui a déja été versée. Le paiement de ces primes de maintien en fonction·serait effectué aux dates habituelles de paiement comme si vous étiez toujours à l'emploi effectif de la Societe (c-a-d. qu'il n'y aurait pas de paiemenl anticipé).

Aux fins de la présente Entente, le terme « motif valable » a le sens qui lui est attribué dans l'annexe jointe aux présentes.

Cessation d'emploi pour cause de retraite, de deces ou d'invalidite

Si vous prenez votre retraite, devenez invalide ou decedez i) au cours de la première période de douze mois suivant l'heure de prise d'effet de la fusion, vous serez admissible à une quote-part de la prime de maintien en fonction pour la première année, calculée compte tenu du nombre de jours qui se sont écoulés entre l'heure de prise d'effet de la fusion et la cessation d'emploi, divisé par 365 jours, ou ii) au cours de la deuxième période de douze mois suivant l'heure de prise d'effet de la fusion, vous serez admissible à une quote-part de la prime de maintien en fonction pour la deuxième année, calculée compte tenu du nombre de jours qui se sont écoulés entre le premier anniversaire de l'heure de prise d'effet de la fusion et la cessation d'emploi, divisé par 365 jours. Tout paiement proportionnel effectué aux termes de la phrase préeédente sera fait dans les 45 jours suivant la cessation d'emploi.

Confidentialite

La présente Entente et ses modalités sont hautement confidentielles et il est de votre devoir de respecter leur caractère confidentiel. Si la Société apprend que la présente Entente ou ses modalites ont ete communiquées à une personne autre que les membres de votre famille immédiate, la Société se réserve le droit de refuser de verser les primes de maintien en fonction indiquées ci-dessus, si elles n' ont pas encore été versées, et de prendre des mesures disciplinaires liées à l'emploi pouvant mener au congédiement.

Autres questions

La présente Entente n'a pas pour effet de modifier les autres modalités associées à votre régime de rémunération actuel.

Tout paiement des primes de maintien en fonction vous sera versé net de toute retenue fiscale applicable requise par la loi.

Les primes de maintien en fonction ne seront pas considérées comme faisant partie de votre salaire de base ni incluses dans le calcul de la rémuneration aux fins de l'indemnité de départ ou aux fins de tout autre régime d'avantages sociaux (y compris le régime a cotisations déterminées, le régime à prestations déterminées ou tout autre régime).

La présente Entente liera tout successeur de la Société de la même manière et dans la même mesure que la Société serait tenue de le faire aux termes de la présente Entente si aucune succession n'avait eu lieu et, dans un tel cas, le successeur sera réputé être « la Societe » aux fins des dispositions de fond de la présente Entente, y compris l'obligation de vous faire des paiements.

Les paiements aux termes de la presente Entente sont destines à etre effectues et fournis d'une maniere qui est soit exemptee de !'application des dispositions de l'article 409A du Code, soit conforrne à celles-ci, dans la mesure applicable. Chaque montant payable aux termes de la presente Entente est repute constituer un paiement distinct aux fins des dispositions de ('article 409A du Code.

La presente Entente constitue l'integralite de !'entente entre les parties aux presentes en ce qui conceme l'objel de la presente Entente el elle remplace J'ensemble des ententes, des sommaires des modalites, de la correspondance, des conventions et des engagements anterieurs concemant I'objet des presentes, ecrits ou verbaux (ou electroniques), entre eux et les rnembres de leur groupe.

Nous tenons à vous remercier pour votre service continu et votre dévouement envers la Société en cette période de changements, de défis et de grandes possibilités. Il s'agit d'une façon pour la Société de vous récompenser pour vos efforts et de reconnaitre le caractère essentiel de votre contribution à notre succès continu.

[la page de signature suit]

Exhibit 10.22

Veuillez indiquer que vous acceptez la presente Entente en apposant votre signature dans l'espace ci-dessous et en me remettant une copie de celle--ci.

Cordialement,

Remi G. Lalonde

President et chef de la direction

CONVENU ET ACCEPTE :

Hugues Simon

Exhibit 10.22

ANNEXE

« motif valable » s'entend : i) du défaut volontaire de votre part d'exécuter la quasi-totalité de vos fonctions à titre d'employé de la Société ou d'une filiale (sauf en raison d'une maladie physique ou mentale), ii) de votre inconduite volontaire ou grave qui a causé ou dont on pourrait raisonnablement s'attendre à ce qu'elle cause un préjudice à la Société ou à une filiale de quelque façon que ce soit, y compris, sans s'y limiter, en raison d'un préjudice causé à la réputation de chacune ou à leur statut dans leur secteur d'activité respectif, iii) de votre manquemenl à une obligation fiduciaire ou d'une fraude de votre part à l'egard de la Société ou d'un membre de son groupe, iv) du fait que vous avez été formellement accusé ou déclaré coupable d'un crime qui constitue un acte délictueux grave ou avez enregistré un plaidoyer de culpabilité ou de non-contestation à l'egard d'un tel crime ou v) de la violation par vous d'une entente ou d'un engagement écrits avec la Société ou une filiale de ne pas divulguer ou utiliser à mauvais escient des renseignements concemant la Société ou une filiale ou d'utiliser à mauvais escient des biens de la Société ou d'une filiale ou de ne pas faire concurrence à la Société ou à une filiale ou de ne pas nuire à la Societe ou à une filiale; vi) de la violation d'une politique, d'un programme ou d'un code écrit de la Société ou d'une filiale ou vii) du fait que vous avez commis une fraude ou un détournement de fonds contre la Société ou l'une de ses filiales; toutefois, si vous êtes partie à un contrat d'emploi ou un contrat individuel prévoyant des indemnités de cessation d'emploi avec la Société ou une filiale qui définit le terme << motif valable », alors la définition de "motif valable" prévue dans ce contrat prévaudra. De plus, votre mandat sera réputé avoir pris fin pour un motif valable si, après la fin de votre mandat (pour un motif autre qu'un motif valable), sont découverts des fails et des circonstances qui auraient justifié un congédiement pour un motif valable.